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                                                                    Exhibit 4c


            SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
            ---------------------------------------------------------

                  THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 2, 1997 ("Amendment"), by and among Brush Wellman Inc., an Ohio corporation ("Borrower"), the banks that are parties to this Amendment (the "Banks"), and National City Bank, as agent for the Banks (in that capacity, "NCB-Agent"),

                                WITNESSETH THAT:
                                ----------------

                  WHEREAS, Borrower, the Banks and NCB-Agent entered into an Amended and Restated Credit Agreement, dated as of December 13, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement date December 30, 1996 (together with all Exhibits and Schedules thereto, the "Credit Agreement"), under which the Banks, subject to certain conditions, agreed to lend to Borrower up to $50,000,000 from time to time in accordance with the terms thereof; and

                  WHEREAS, the parties desire to amend the Credit Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1.       Effect of Amendment; Definitions.
                           ---------------------------------

                  The Credit Agreement shall be and hereby is amended as provided in Section 2 hereof. Except as expressly amended in Section 2 hereof, the Credit Agreement shall continue in full force and effect in accordance with its respective provisions on the date hereof. As used in the Credit Agreement, the terms "Credit Agreement", "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment.

                  2.       Amendments.
                           -----------

                  (A) Subsection 2A.01 of the Credit Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "2A.01 AMOUNTS. The aggregate amount of the Subject Commitments shall be fifty five million dollars ($55,000,000), but that amount may be reduced from time to time pursuant to subsection 2A.03 and the Subject Commitments may be terminated pursuant to Section 5B. The amount of each Bank's Subject Commitment (subject to such reduction or termination), and the proportion (expressed as a percentage) that it bears to all of the Subject Commitments, is set forth opposite the Bank's name below, to-wit:

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                  $15,000,000       27.28%  National City Bank
                  $10,000,000       18.18%  NBD Bank
                  $10,000,000       18.18%  KeyBank National Association
                  $10,000,000       18.18%  Bank One, NA
                  $10,000,000       18.18%  Harris Trust and Savings Bank
                  -----------               -----------------------------
                  $55,000,000                        Total"

                  (B) Subsections 2A.02 and 2A.05 of the Credit Agreement shall be amended by deleting the references therein to "April 30, 1998" and inserting in lieu thereof "April 30, 2000."

                  (C) Subsection 3B.02 of the Credit Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "3B.02 LEVERAGE. Borrower will not suffer or permit the Companies' Funded Indebtedness at any time to exceed an amount equal to the Leverage Multiplier (as hereinafter defined) times the Companies' EBITDA for the four consecutive fiscal quarters most recently ended, all as determined on a consolidated basis. As used herein, "Leverage Multiplier" means (i) from the date of this Agreement to December 30, 1999, inclusive, 3.00, and (ii) on and after December 31, 1999, 2.75."

                  (D) Section 9 of the Credit Agreement shall be amended as follows:

                  (1) The definition of "Funded Indebtedness" is amended by deleting clause (c) therein and inserting the following in lieu thereof:

                  "(c) All obligations secured by a Lien on property owned by such person (whether or not assumed) (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under any lease to repossession or sale of such property), excluding the State Loan and the Port Authority Lease; and"

                  (2) The definition of "Indebtedness for Borrowed Money" or "indebtedness for borrowed money" is amended by deleting clause (ii) therein and inserting the following in lieu thereof:

                  "(ii) under or in respect of any Guaranty (whether direct or indirect) of any money borrowed,"

                  (3) The definition of "Port Authority Lease" is amended by deleting the same and inserting the following in lieu thereof:

                           "PORT AUTHORITY LEASE means the Lease, dated as of October 1, 1996, between the Toledo-Lucas County

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                            Port Authority, as lessor, and Borrower, as lessee,
                            as amended by the First Supplemental Lease, dated as of April 1, 1997, between National City Bank, as trustee, as lessor (as assignee of all of the lessor's rights from the Toledo-Lucas County Port Authority), relating to certain real and personal property located at 14710 West Portage River S. Road, Harris Township, Ohio 43416;"

                  (4) The following definitions shall be inserted in alphabetical order:

                           "PORT AUTHORITY BONDS means the Toledo-Lucas County Port Authority Taxable Project Development Revenue Bonds, Series 1996 (Brush Wellman Inc. Project) in the principal amount of $13,100,000, and the Toledo-Lucas County Port Authority Taxable Project Development Revenue Bonds, Series 1997 (Brush Wellman Inc. Project) in the principal amount of $2,175,000, both of which were issued, sold and delivered by the Toledo-Lucas County Port Authority to The Prudential Insurance Company of America;"

                           "STATE LOAN means the Taxable State of Ohio Revenue Note (Brush Wellman Inc. Project) (the "Note") in the principal amount of $5,000,000 issued, sold and delivered by the Toledo-Lucas County Port Authority to the Director of Development of the State of Ohio pursuant to the Loan Agreement, dated as of October 1, 1996, between those Persons;"

                  (E) Exhibits A, C-1 and C-2 to the Credit Agreement are hereby deleted and Exhibits A, C-1 and C-2 attached to this Amendment are substituted in lieu thereof, respectively.

                  3. SUBSTITUTION OF BANKS. Borrower and each of the Banks that are parties to this Amendment hereby acknowledge and agree that by virtue of the execution and delivery of this Amendment (a) the Bank of Nova Scotia will no longer be a Bank that is a party to the Credit Agreement, and (b) Bank One, NA and Harris Trust and Savings will become Banks that are parties to the Credit Agreement as provided in Subsection 2A.01.

                  4. REPRESENTATIONS AND WARRANTIES.

                  (A) Borrower hereby represents and warrants to the Banks and NCB-Agent that all representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, and that this Amendment and the

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Subject Notes delivered in connection with this Amendment have been executed and delivered by a duly authorized officer of Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

                  (B) The execution, delivery and performance by Borrower of this Amendment and its performance of the Credit Agreement and the Subject Notes delivered in connection with this Amendment have been authorized by all requisite corporate action and will not (1) violate (a) any order of any court, or any rule, regulation or order of any other agency of government, (b) the Articles of Incorporation, the Code of Regulations or any other instrument of corporate governance of Borrower, or (c) any provision of any indenture, agreement or other instrument to which Borrower is a party, or by which Borrower or any of its properties or assets are or may be bound; (2) be in conflict with, result in a breach of or constitute, alone or with due notice or lapse of time or both, a default under any indenture, agreement or other instrument referred to in (1)(c) above; or (3) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever.

                  5.       MISCELLANEOUS.

                  (A) This Amendment shall be construed in accordance with and governed by the laws of the State of Ohio, without reference to principles of conflict of laws. Borrower agrees to pay on demand all costs and expenses of the Banks and NCB-Agent, including reasonable attorneys' fees and expenses, in connection with the preparation, execution and delivery of this Amendment.

                  (B) The execution, delivery and performance by the Banks and NCB-Agent of this Amendment and the Subject Notes executed in connection herewith shall not constitute, or be deemed to be or construed as, a waiver of any right, power or remedy of the Banks or NCB-Agent, or a waiver of any provision of the Credit Agreement. None of the provisions of this Amendment shall constitute, or be deemed to be or construed as, a waiver of any "Default under this Agreement" or any "Event of Default," as those terms are defined in the Credit Agreement.

                  (C) This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

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                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.


Address:                                     BRUSH WELLMAN INC.
         17876 St. Clair Avenue
         Cleveland, Ohio 44110
                                             By:___________________________

                                             Title:________________________


Address:                                     NATIONAL CITY BANK,
   Deliveries:                               for itself and as Agent
         Metro/Ohio Division
         1900 East Ninth Street
         Cleveland, Ohio 44114-3484          By:___________________________
         Fax:  (216) 575-9396
                                             Title:________________________
         Mail:
         Metro/Ohio Division
         P.O. Box 5756
         Cleveland, Ohio 44101


Address:                                     KEYBANK NATIONAL ASSOCIATION

         127 Public Square
         Cleveland, Ohio 44114               By:___________________________

                                             Title:________________________


Address:                                     NBD BANK

         611 Woodward
         Detroit, Michigan 48226             By:___________________________

                                             Title:________________________

Address:                                     BANK ONE, NA

         600 Superior Avenue
         Cleveland, Ohio 44114               By:___________________________

                                             Title:________________________

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Address:                                     HARRIS TRUST AND SAVINGS BANK

         P.O. Box 755 (111/2W)
         Chicago, Illinois 60690-0755        By:___________________________

                                             Title:________________________



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                                    EXHIBIT A

                                EXTENSION REQUEST
                                -----------------

-----------------
-----------------
-----------------

Subject: Extension of Subject Commitments under Amended and Restated Credit Agreement dated as of December 13, 1994, as amended

Greetings:

Reference is made to the Amended and Restated Credit Agreement by and among you, the undersigned ("Borrower") and National City Bank as your agent (the "Credit Agreement") which provides for, among other things, Subject Commitments aggregating up to $55,000,000 and available to Borrower, upon certain terms and conditions, on a revolving basis until ____________________, 20___ (the "Expiration Date" now in effect) subject, however, to earlier reduction or termination pursuant to the Credit Agreement.

Borrower hereby requests that the Credit Agreement be amended by deleting the date "________________________, 20__" from subsection 2A.02 (captioned "Term")
and by substituting for that deleted date the date "___________________, 20__".

In all other respects the Credit Agreement shall remain in full effect.

This letter has been executed and delivered to each of you in triplicate. If you assent to the extension, kindly send two copies of your assent to your agent who will, if the extension becomes effective, forward one such copy to Borrower and inform you of the extension.

                                        BRUSH WELLMAN INC.


                                        By:________________________________
                                        Printed Name:______________________
                                        Title:_____________________________


The undersigned hereby each assent to the foregoing.

National City Bank                           NBD Bank


By:_______________________                   By:___________________________
Printed Name:_____________                   Printed Name:_________________
Title:____________________                   Title:________________________


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KeyBank National Association                 Harris Trust and Savings
                                               Bank


By:_______________________                   By:___________________________
Printed Name:_____________                   Printed Name:_________________
Title:____________________                   Title:________________________


Bank One, NA


By:_______________________
Printed Name:_____________
Title:____________________


                                      A-2
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                                   EXHIBIT C-1

                            AMENDED AND RESTATED NOTE

$_______________                                                Cleveland, Ohio
                                                              September 2, 1997


FOR VALUE RECEIVED, the undersigned, Brush Wellman Inc., an Ohio corporation, promises to pay to the order of ______________, at the main office of National City Bank ("NCB"), Cleveland, Ohio, the principal sum of


________________________________________________________ DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side hereof or in the books and records of the payee), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest are payable in accordance with provisions in the Credit Agreement.

This Note is issued pursuant to an Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 13, 1994, as amended, modified or supplemented from time to time, by and among Borrower, the Banks that are parties thereto and NCB (as agent of the Banks for the purposes of the Credit Agreement) which establishes "Subject Commitments" (one by each Bank) aggregating fifty five million dollars ($55,000,000) pursuant to which Borrower may obtain Subject Loans from the Banks upon certain terms and conditions.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of Subject Loans, the acceleration of the Maturity thereof, rights of prepayment, and for other provisions to which this
Note is subject. Any endorsement by the payee on the reverse side of this Note (or any allonge thereto) shall be presumptive evidence of the data so endorsed.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.


Address:                                         Brush Wellman Inc.
         17876 St. Clair Avenue
         Cleveland, Ohio 44110
                                                 By:___________________________
                                                 Title:________________________


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                                   EXHIBIT C-2

                   AMENDED AND RESTATED COMPETITIVE LOAN NOTE
                   ------------------------------------------

$____________                                                   Cleveland, Ohio
                                                              September 2, 1997


FOR VALUE RECEIVED, the undersigned, Brush Wellman Inc., an Ohio corporation ("Maker"), promises to pay to the order of ______________ ("Payee"), at its office located at the address set forth in the Credit Agreement referred to below (or at such other address as it may furnish to maker from time to time) the principal sum of ________________ dollars ($______________) (or, if less, the aggregate unpaid principal balance of all competitive loans (as defined in the Credit Agreement) made by Payee from time to time shown on the reverse side hereof or in the books and records of Payee), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest are payable in accordance with provisions in the Credit Agreement.

This note is issued pursuant to an Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 13, 1994, as amended, modified or supplemented from time to time, by and among Borrower, the Banks that are parties thereto and NCB (as agent of the Banks for the purposes of the Credit Agreement) which establishes "Subject Commitments" (one by each Bank) aggregating fifty five million dollars ($55,000,000) pursuant to which Borrower may obtain Subject Loans from the Banks upon certain terms and conditions.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of Subject Loans, the acceleration of the maturity thereof, rights of prepayment, and for other provisions to which this
Note is subject. Any endorsement by the payee on the reverse side of this Note (or any allonge thereto) shall be presumptive evidence of the data so endorsed.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.


Address:                                         Brush Wellman Inc.
         17876 St. Clair Avenue
         Cleveland, Ohio 44110
                                                 By:___________________________
                                                 Title:________________________